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                                  Exhibit 23.1

                               Consent of KPMG LLP

The Board of Directors
Encore Medical Corporation

We consent to incorporation by reference in the Registration Statement (No. 333-48240), on Form S-8 of Encore Medical Corporation of our report dated March 12, 2003, related to the balance sheets of Encore Medical Corporation as of December 31, 2002 and December 31, 2001, and the related statements of operations, changes in stockholders' equity, and cash flows for the two years then ended, which report appears in the December 31, 2002 annual report on Form 10-K of Encore Medical Corporation.

                                                      /s/ KPMG LLP
Austin, Texas
March 27, 2003